EXHIBIT 99.1

PRESS RELEASE

November 12, 2004

CRESCENT BANKING COMPANY

P.O. Box 668, 251 Hwy 515, Jasper, GA 30143, (678) 454-2265, (800) 872-7941, Fax (678) 454-2299

CRESCENT BANKING COMPANY

DECLARES QUARTERLY DIVIDEND AND

ANNOUNCES EARNINGS

Crescent Banking Company, Jasper, Georgia (Nasdaq Small Cap–CSNT) (the “Company”) is pleased to announce that its Board of Directors has declared the Company’s 33rd consecutive quarterly cash dividend on its common stock. The dividend of $.085 per share, an increase of 6.3% over last quarter’s dividend, is payable on December 3, 2004 to holders of record on November 22, 2004.

The Company’s net income for the nine months ended September 30, 2004 totaled $823,545, or $0.33 per basic and fully diluted share. In comparison, the Company had net income for the nine months ended September 30, 2003 of $16.5 million, or $6.76 and $6.45, respectively, per basic and fully diluted share. The Company’s net income for the quarter ended September 30, 2004 totaled $21,559, or $0.01 per basic and fully diluted share. In comparison, the Company had net income for the quarter ended September 30, 2003 of $2.9 million, or $1.19 and $1.13, respectively, per basic and fully diluted share.

The Company’s results for the nine months and quarter ending September 30, 2004 are not comparable to the same periods for 2003 due to the sale of the Company’s wholesale residential mortgage business at the end of 2003 and the Company’s change in strategy to focus on expanding its community banking operations. During 2004 the Company has emphasized its branching initiative and has agreed to acquire Futurus Financial Services, Inc. (“Futurus”). Futurus is a commercial bank located in north Fulton County, Georgia with assets at September 30, 2004 of approximately $66 million. This acquisition is expected to close in December 2004 subject to approval by Futurus’ shareholders and regulatory approval.

For the nine months ended September 30, 2004, the Company had net income from continuing operations of $1.4 million, compared to $1.6 million for the nine months ended September 30, 2003. The Company’s net income from continuing operations in the first nine months of 2004 was affected by the startup costs associated with its four new offices. The pretax loss from these four new offices in the first nine months of 2004 was $207,238. For the quarter ended September 30, 2004, the Company had net income from continuing operations of $399,615, compared to $509,862 for the quarter ended September 30, 2003. The decrease in net income for the three and nine months periods of 2004 includes $204,239 expended in the third quarter on the acquisition of Futurus.

Discontinued Wholesale Mortgage Business

On December 31, 2003, the Company completed the sale of its wholesale residential mortgage business. As part of the purchase price, the purchaser agreed to pay the Company 100% of the profits of the mortgage pipeline during the first 60 days of 2004, plus an earnout of 30% of the cumulative pre-tax income of the business for the next 9 months. The mortgage business experienced a net loss in the first sixty days of 2004, and the Company received no profits from the mortgage pipeline. During the next three months ended May 31, 2004, the Company’s 30% portion of the pre-tax income of the business was $118,000. During next three months, the wholesale mortgage business experienced a net loss, and the Company received no profits from the earnout. As of September 30, 2004, on a cumulative basis, the Company was not entitled to receive anything on the earnout. The profit recorded from the first three-month earnout period was recorded as deferred income until the Company determines whether the wholesale mortgage business will be cumulatively profitable during the nine-month earnout period.

Net losses from discontinued operations totaled $556,886 for the nine months ending September 30, 2004 compared to net income of $14.9 million for the nine months ending September 30, 2003. Net losses from discontinued operations totaled $378,056 for the quarter ending September 30, 2004, compared to net income of $2.4 million for the quarter ending September 30, 2003.

The net loss from discontinued operations for the three and nine months ending September 30, 2004 resulted mainly from a provision of $500,000 for the recourse liability to third parties with respect to certain loans sold by the Company’s former wholesale mortgage business prior to the disposition of that business. At September 30, 2004, the Company has indemnified the purchaser of approximately $8.2 million of mortgage loans sold with recourse pursuant to agreements for seller’s breaches of representations and warranties, compared to $7.4 million as of December 31, 2003. In the event that the purchaser of these loans experiences losses with respect to these loans, the Company will be required to indemnify the purchaser for its losses or to repurchase the loans from the purchaser. The reserve for recourse liability at September 30, 2004 was $1.7 million and was estimated based upon historical information on the number of loans indemnified and the average loss on an indemnified loan, including higher risk loans secured by manufactured housing. The loans that were indemnified in the third quarter of 2004 were mostly closed in late 2001 and early 2002. The Company’s highest levels of mortgage production in its history were in 2002 and 2003, and therefore, we could see an increase in indemnified loans in the last quarter of 2004 and in 2005. If the balance of indemnified loan increases significantly, then the Company could have to increase its recourse liability reserve, and our provisions for contingency losses will increase.

Growth in Community Banking Business

The Company increased its loan portfolio by approximately 42% during the first nine months of 2004 to a total of $389.5 million at September 30, 2004. The growth in the loan portfolio was the result of higher loan demand in our service area, as well as the expansion of Crescent Bank’s operations in 2004 in each of Bartow, Cherokee and Forsyth Counties, Georgia, including the opening of two new loan production offices in Cherokee County and in Bartow County and a new full service branch office in Forsyth County. The Company opened its Midway office, located on Atlanta Highway in Forsyth County in April 2004, a commercial lending office in Canton, Georgia in Cherokee County in February 2004 and a loan production office in Adairsville, Georgia in Bartow County in May 2004. Lastly, the Company opened its newly constructed Westside Cartersville branch in August 2004. The Company’s 10 offices are located in Bartow, Cherokee, Forsyth and Pickens Counties, Georgia.

Don Boggus, the Company’s President, stated: “We are pleased with the Company’s growth during the third quarter. We continue to experience very strong loan demand and are excited to be entering the dynamic market of North Fulton County with the Futurus acquisition. We have made expenditures to expand our commercial banking operations for the future. We are also delighted with our decision to exit the wholesale mortgage business last year to focus on community banking. Our sale of this business reduced our leverage and our exposure to the current downturn in residential mortgage origination volume and profitability. According to the Mortgage Bankers Association Finance Forecast, total originations for the residential mortgage industry were down approximately 40% and 26%, respectively, in the three and nine-month periods ended September 30, 2004, compared to the same periods in 2003. We have spent this year and the funds freed from the wholesale mortgage business to expand our commercial banking operations into some of the most attractive markets in Georgia, which include some of the fastest growing markets in the United States.”

Crescent Banking Company is a bank holding company headquartered in Jasper, Georgia with total consolidated assets of approximately $472.6 million and consolidated shareholders’ equity of $52 million, or $20.95 per share, as of September 30, 2004. The Company had approximately 2.5 million shares of common stock outstanding at September 30, 2004. The Company’s common stock is listed on the Nasdaq SmallCap Market under the symbol “CSNT.”

Certain of the statements in this press release are “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such forward-looking statements, including statements about the amount and timing of indemnity or recourse payments and related reserves applicable to residential mortgage loans previously sold, the effects of the Company’s community banking expansion, and the earnout amounts that may or may not be realized from the sale of the Company’s wholesale residential mortgage business, are based on information presently available to management and are subject to various risks and uncertainties, including, without limitation, those described herein and in the Company’s annual report on Form 10-K for the year ended December 31, 2003 under “Special Cautionary Notice Regarding Forward Looking Statements” and otherwise in the Company’s SEC reports and filings. We do not undertake any obligation to update our forward-looking statements.